EXHIBIT 10.7

UPDATED PAYMENT SCHEDULE
WITS BASIN PRECIOUS MINERALS
AND SELLERS

25 January 2008

The following updated payment schedule concerns the Equity and Asset Heads of Agreement between the sellers on document control number 260018_6 dated 4 May 2007 and China Global Mining Resources, a British Virgin Islands registered company or, at its sole election, Wits Basin Precious Minerals, Inc. a Minnesota Corporation.

It is hereby agreed at a meeting held at the Marriott Hotel in Zurich, Switzerland, on January 24th and January 25th 2008 that the following amount of funding would be made available in relation to the above named project.

The total agreed purchase price for the project is Six Hundred Twenty Million RMB Dollars (CNY$620,000,000{RMB}). Schedule of payments: Within 30 days of verification of the permit of Xiao Nan Shan Mining Co. Ltd. 25% of the total purchase price will be made available, 50% of the total purchase price will be made available within 30 days of verification of the permit for the additional reserves contiguous to the Xiao Nan Shan mine and the final 25% of the purchase price will be made available within 30 days of verification of the permit for Maanshan Zhaoyuan Mining Co. Ltd.

The agreed total amount of capital injection into the projects is Sixty Nine Million US Dollars ($69,000,000). It is anticipated that this capital injection will be implemented over the next six (6) quarters i.e. eighteen (18) months.

The purchaser acknowledges that to implement stages 2 and 3 of the purchase a deposit of Ten Million US Dollars ($10,000,000) will be made available to the seller. These funds will be advised to the seller and transacted through the buyer's project management company in Switzerland. (Proof of the availability of asset will be made available to the seller week commencing February 4, 2008). A special purpose corporate vehicle will be formed by the project management company for the buyer to assist in receipt of the asset.

Agreed and ratified:

China Global Mining Resources	By:	/s/ William B. Green
It’s:

Wits Basin Precious Minerals	By:	/s/ Stephen D. King
	It’s:	CEO

Sellers	By:	/s/ Lu Ben-Zhao
	It’s:	owner

Witness: